CERTIFICATE OF THE INSPECTOR OF ELECTION OF
BB&T FUNDS
(the "TRUST")

November 11, 2005

Stock Funds
EQUITY INCOME FUND
EQUITY INDEX FUND
LARGE COMPANY VALUE FUND
LARGE COMPANY GROWTH FUND
MID CAP VALUE FUND
MID CAP GROWTH FUND
SMALL COMPANY GROWTH FUND
INTERNATIONAL EQUITY FUND
SPECIAL OPPORTUNITIES EQUITY FUND

Bond Funds
Taxable Bond Funds
SHORT U.S. GOVERNMENT FUND
INTERMEDIATE U.S. GOVERNMENT FUND
INTERMEDIATE CORPORATE BOND FUND

Tax-Free Bond Funds
GEORGIA INTERMEDIATE TAX-FREE FUND
KENTUCKY INTERMEDIATE TAX-FREE FUND
MARYLAND INTERMEDIATE TAX-FREE FUND
NORTH CAROLINA INTERMEDIATE TAX-FREE FUND
SOUTH CAROLINA INTERMEDIATE TAX-FREE FUND
VIRGINIA INTERMEDIATE TAX-FREE FUND
WEST VIRGINIA INTERMEDIATE TAX-FREE FUND

Money Market Funds
PRIME MONEY MARKET FUND
U.S. TREASURY MONEY MARKET FUND

Funds of Funds
CAPITAL MANAGER CONSERVATIVE GROWTH FUND
CAPITAL MANAGER MODERATE GROWTH FUND
CAPITAL MANAGER GROWTH FUND
CAPITAL MANAGER EQUITY FUND
(each a "Fund" and collectively, the "Funds")

	I, Michael DeVore, duly appointed and qualified to act as the Inspector of Election in connection with the tabulation of the shareholder votes rendered at the Special Meeting of Shareholders of the Funds held at the offices of the BB&T Funds (the "Trust"), 3435 Stelzer Road, Columbus, Ohio, on Wednesday,
	November 1, 2004 at 10:00 a.m. Eastern Time
	(the "Special Meeting"), do hereby certify as follows:

	1. That the transfer agent determined the number of shares of beneficial interest outstanding on each Fund's records as of the close of business on August 27, 2004, the number of shares represented at the Special Meeting, and the authenticity, validity and effectiveness of proxies, and counted and tabulated all proxies; that I determined the existence of a quorum with respect to each Fund and the result of the Proposals submitted to shareholders at the Special Meeting and did such acts as were proper to conduct the vote with fairness to all shareholders; and that I performed my duties impartially and in good faith.

	2. The total number of shares of beneficial interest of the Funds entitled to vote at the Special Meeting were as follows:

	2,361,948,215.661

The number of shares of beneficial interest of the Fund represented in person or by proxies received with respect to the Special Meeting and not revoked at or prior to the Special Meeting were as follows:

	1,677,561,676.560

	The number of shares of beneficial interest of the Fund present at the Special Meeting and the manner in which they were cast at the Special Meeting were as follows:

All Fund

Proposal 1: ... To elect seven Trustees (six of whom are currently Trustees) to hold office until their successors are duly elected and qualified.
Thomas W. Lambeth
		No. of Shares		%of Outstanding      % of Shares
					Shares 			Voted
Affirmative	1,677,132,864.185            71.006%             99.974%
Withhold	      428,812.375              .018%              0.026%
Total		1,677,561,676.560	  71.024%		100.000%

Robert W. Stewart
		No. of Shares		%of Outstanding 	   % of
					Shares		     Shares Voted
Affirmative	1,677,132,061.242         71.006%               99.974%
Withhold	      429,615.318           .018%                0.026%
Total 		1,677,561,676.560	  71.024%		100.000%

Drew T. Kagan
		No. of Shares		%of Outstanding           % of
					Shares		    Shares Voted
Affirmative	1,677,165,061.804         71.008%                99.976%
Withhold	     396,614.756            .016%                 0.024%
Total 		1,677,561,676.560	  71.024%		100.000%

Laura C. Bingham
		No. of Shares		%of Outstanding            % of
					Shares		     Shares Voted
Affirmative	1,677,164,834.181         71.008%                99.976%
Withhold	      396,842.379           .016%                 0.024%
Total 		1,677,561,676.560	  71.024%		100.000%

Kenneth L. Miller
		No. of Shares		%of Outstanding            % of
					Shares		    Shares Voted
Affirmative	1,677,164,918.739         71.008%                99.976%
Withhold	     396,757,.821           .016%                0.024%
Total 		1,677,561,676.560	  71.024%		100.000%

Douglas R. Van Scoy
		No. of Shares		%of Outstanding            % of
					Shares		     Shares Voted
Affirmative	1,677,132,702.518         71.008%                99.976%
Withhold	     428,974.042           .016%                 0.024%
Total 		1,677,561,676.560	  71.024%		100.000%





      Proposal 2Ai... Amendment of restrictions on borrowing money or issuing senior securities, mortgaging, pledging or hypothecating assets so that each Fund, except the Equity Income Fund, may issue senior securities to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.


%of
%of
FOR:
1,648,899,882.250
71.019%
99.419%
AGAINST:
1,003,972.205
0.043%
0.061%
ABSTAINING:
1,160,101.656
0.050%
0.070%
BROKER NON-VOTES:
7,475,616.000
0.322%
0.451%
TOTAL:
1,658,539,572.111
71.434%
100.000%


Proposal 2Aii...Amendment of restrictions on lending so that each Fund, except the Equity Income Fund, may borrow money or lend to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.


%of
%of
FOR:
1,649,110,466.869
71.028%
99.431%
AGAINST:
994,108.597
0.043%
0.060%
ABSTAINING:
959,380.645
0.041%
0.058%
BROKER NON-VOTES:
7,475,616.000
0.322%
0.451%
TOTAL:
1,658,539,572.111
71.434%
100.000%


Proposal 2B.	Amendment of restrictions regarding purchase
and sale of real estate and commodities and oil, gas and minerals so that each Fund, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, may purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.


%of
%of
FOR:
1,116,017,209.775
83.986%
99.290%
AGAINST:
293,835.799
0.022%
0.026%
ABSTAINING:
648,418.638
0.049%
0.058%
BROKER NON-VOTES:
7,039,629.000
0.530%
0.626%
TOTAL:
1,123,999,093.212
84.587%
100.000%


Proposal 2Ci....	Amendment of restrictions regarding
purchase or sale of real estate so that the International Equity Fund may purchase or sell real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.


%of
%of
FOR:
28,028,511.194
97.908%
99.780%
AGAINST:
7,530.091
0.026%
0.027%
ABSTAINING:
1,124.984
0.004%
0.004%
BROKER NON-VOTES:
53,144.000
0.186%
0.189%
TOTAL:
28,090,310.269
98.124%
100.000%


Proposal 2Cii....	Amendment of restrictions regarding
purchase or sale of commodities and oil, gas and mineral exploration and development programs so that the International Equity Fund may purchase or sell commodities, commodities contracts or futures contracts to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.


%of
%of
FOR:
28,030,122.628
97.914%
99.786%
AGAINST:
5,918.657
0.021%
0.021%
ABSTAINING:
1,124.984
0.004%
0.004%
BROKER NON-VOTES:
53,144.000
0.186%
0.189%
TOTAL:
28,090,310.269
98.124%
100.000%

Proposal 2D....	Amendment, reclassification, or elimination of
restrictions on margin transactions, short sales, and joint participation in securities trading accounts so that each Fund, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, may not purchase securities on margin, except that a Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and a Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments. Furthermore, each Fund, except the International Equity Fund, Prime Money
Market Fund and Equity Income Fund, may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short), however, this policy does not prevent a Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments and a Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions. Finally, eliminate the fundamental investment policy for the Funds, except the International Equity Fund, Prime Money Market Fund and Equity Income Fund, prohibiting joint participation in securities trading accounts.


%of
%of
FOR:
1,115,749,933.597
83.966%
99.266%
AGAINST:
343,658.644
0.026%
0.031%
ABSTAINING:
865,871.971
0.065%
0.077%
BROKER NON-VOTES:
7,039,629.000
0.530%
0.626%
TOTAL:
1,123,999,093.212
84.587%
100.000%


Proposal 2E.	Amendment and reclassification of restrictions
on margin transactions and short sales so that the International Equity Fund may not purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments. Furthermore, the Fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short), however, this policy does not prevent the Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments and the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions.



%of
%of
FOR:
28,029,817.113
97.913%
99.785%
AGAINST:
6,339.121
0.022%
0.023%
ABSTAINING:
1,010.035
0.004%
0.004%
BROKER NON-VOTES:
53,144.000
0.186%
0.189%
TOTAL:
28,090,310.269
98.124%
100.000%


Proposal 2F.	Elimination of the restriction regarding
investment in other investment companies for the Large Company Value Fund, Kentucky Intermediate Tax-Free Fund, Maryland Intermediate Tax-Free Fund, North Carolina Intermediate Tax-Free Fund, South Carolina Intermediate Tax-Free Fund, Virginia Intermediate Tax-Free Fund, West Virginia Intermediate Tax-Free Fund, Short U.S. Government
Fund, Intermediate U.S. Government Fund and U.S.
Treasury Money Market Fund.


%of
%of
FOR:
994,767,233.829
83.621%
99.731%
AGAINST:
180,510.075
0.015%
0.018%
ABSTAINING:
442,646.432
0.037%
0.044%
BROKER NON-VOTES:
2,061,885.000
0.173%
0.207%
TOTAL:
997,452,275.336
83.847%
100.000%


Proposal 2G.	Elimination of the restriction regarding
investments in private activity bonds for the North Carolina
Intermediate Tax-Free Fund and South Carolina Intermediate
Tax-Free Fund.


%of
%of
FOR:
11,271,377.501
85.178%
95.382%
AGAINST:
26,805.583
0.203%
0.227%
ABSTAINING:
61,440.679
0.464%
0.520%
BROKER NON-VOTES:
457,472.000
3.457%
3.871%
TOTAL:
11,817,095.763
89.302%
100.000%


Proposal 2H.	Elimination of a fundamental policy for the
Large Company Growth Fund regarding investment of a 65% of the Fund's assets in companies whose market capitalization exceeds the mean capitalization of the companies in the S&P 500 Index.


%of
%of
FOR:
40,390,856.851
93.628%
99.372%
AGAINST:
15,086.210
0.035%
0.037%
ABSTAINING:
27,151.350
0.063%
0.067%
BROKER NON-VOTES:
213,213.000
0.494%
0.525%
TOTAL:
40,646,307.411
94.220%
100.000%


Proposal 3.	Approve a Manager of Managers structure which
would allow the Advisor, subject to exemptive relieve from the Securities and Exchange Commission, to appoint and replace sub-advisors, enter into sub-advisory agreements and amend and terminate sub-advisory agreements on behalf of a fund without shareholder approval.


%of
%of
FOR:
1,647,440,582.279
70.872%
99.168%
AGAINST:
4,501,631.663
0.194%
0.271%
ABSTAINING:
1,369,548.183
0.059%
0.082%
BROKER NON-VOTES:
7,947,375.000
0.342%
0.478%
TOTAL:
1,661,259,137.125
71.467%
100.000%






3. That the results above represent the required affirmative "vote of a majority of the outstanding voting securities" of the Fund, as that term is defined in the Investment Company Act of 1940.

	IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 1st day of November, 2004.



	Michael DeVore, Inspector